Exhibit 99.1

PCTEL Achieves $26.1 Million in Fourth Quarter Revenue

$106.6 Million in 2015 Revenue

BLOOMINGDALE, IL. – March 7, 2016 — PCTEL, Inc. (NASDAQ:PCTI), a leader in Performance Critical Telecom solutions, announced its 2015 fourth quarter and annual results.

Fourth Quarter and Annual Highlights

$26.1 million in revenue for the quarter, a decrease of 11 percent from the same period last year. $106.6 million in revenue for the year, a decrease of a half percent as compared to 2014.

Gross profit margin of 34 percent in the quarter compared to 40 percent for the same period last year. Gross profit margin of 35 percent for the year, compared to 41 percent in 2014.

GAAP operating margin of negative seven percent for the quarter compared to operating margin of six percent for the same period last year. Operating margin for the year of negative five percent as compared to four percent in 2014.

GAAP net loss of $820,000 for the quarter, or $(0.05) per diluted share compared to net income of $2.0 million, or $0.11 per diluted share for the same period last year. $(1.6) million of net loss for the year, or $(0.09) per diluted share, as compared to net income of $4.6 million, or $0.25 per diluted share in 2014.

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating margin of three percent in the quarter, compared to 12 percent in the same period last year. Non-GAAP operating margin for the year was two percent compared to 10 percent in 2014.

Non-GAAP net income of $611,000 or $0.04 per diluted share in the quarter, compared to $3.0 million or $0.16 per diluted share in the same period last year. Non-GAAP net income of $1.9 million or $0.11 per diluted share for the year compared to $8.8 million or $0.48 per diluted share in 2014.

$31.8 million of cash and short-term investments at December 31, 2015, a decrease of approximately $2.5 million from the preceding quarter and a decrease of $28.2 million from 2014.

449,000 common shares repurchased in the quarter for $2.4 million. 1.94 million common shares repurchased in the year for $12.1 million.

$881,000 dividends paid in the quarter and $3.7 million paid in the year.

$869,000 of free cash flow in the quarter. $7.1 million of free cash flow in the year, an increase of $1.7 million from 2014.

“We made significant progress over the previous quarter led by strength in antenna and scanning receiver sales in North America,” said Marty Singer, PCTEL’s Chairman and CEO. “During the fourth quarter we also began to restructure our analytics and services operations, bringing in new leadership and sharpening our product focus on PCTEL’s traditional areas of strength. We believe that these efforts will lead to improved results in the second half of this year,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 55187834. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 55187834.

About PCTEL

PCTEL, a global provider of RF expertise, delivers Performance Critical Telecom solutions to the wireless industry. PCTEL benchmarks and optimizes wireless networks with its data tools, engineering services, and RF products. PCTEL’s antennas and site solutions are vital elements for networks serving SCADA, fleet management, health care, public safety, and education.

PCTEL’s RF Solutions products and services improve the performance of wireless networks globally. PCTEL’s performance critical products include its MXflex®, IBflex®, and EXflex® SeeGull® scanning receivers and related SeeHawk® Touch, SeeHawk® Collect, and SeeWave® tools. PCTEL’s sophisticated engineering services utilize these products as well as SeeHawk™ Analytics.

PCTEL Connected Solutions designs and delivers performance critical antennas and site solutions for public and private wireless networks globally. PCTEL’s performance critical antenna solutions include high rejection and high performance GPS and GNSS products, the industry leading Yagi portfolio, mobile and indoor LTE, broadband, and LMR antennas and PIM-rated antennas for transit, in-building, and small cell applications. We leverage our design, logistics, and support capabilities to deliver performance critical antenna and site solutions into carrier, railroad, utility applications, oil and gas, and other vertical markets.

PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites: pctel.com, antenna.com, or rfsolutions.pctel.com

PCTEL Safe Harbor Statement

This press release and our related comments in our fourth quarter earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, new products and features, expectations regarding the future growth of our antenna and wireless RF businesses, and demand for engineering services are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the customer demand for these types of products and services generally, PCTEL’s ability to successfully grow the wireless products business, and its ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800

Jack.seller@pctel.com

PCTEL, INC.

CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$7,055	$20,432
Short-term investment securities	24,728	39,577
Accounts receivable, net of allowance for doubtful accounts of $314 and $121 at December 31, 2015 and December 31, 2014, respectively	21,001	23,874
Inventories, net	17,596	16,358
Deferred tax assets, net	0	2,281
Prepaid expenses and other assets	1,586	1,757

Total current assets	71,966	104,279

Property and equipment, net	13,839	14,842
Goodwill	3,332	161
Intangible assets, net	11,378	2,637
Deferred tax assets, net	13,155	9,710
Other noncurrent assets	40	40

TOTAL ASSETS	$113,710	$131,669

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$6,735	$5,495
Accrued liabilities	6,190	10,211

Total current liabilities	12,925	15,706

Other long-term liabilities	388	448

Total liabilities	13,313	16,154

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,654,236 and 18,571,419 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	18	19
Additional paid-in capital	135,714	145,462
Accumulated deficit	(35,320)	(30,101)
Accumulated other comprehensive income (loss)	(15)	135

Total stockholders’ equity	100,397	115,515

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$113,710	$131,669

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

REVENUES	$26,138	$29,395	$106,615	$107,164
COST OF REVENUES	17,287	17,634	69,354	63,577

GROSS PROFIT	8,851	11,761	37,261	43,587

OPERATING EXPENSES:
Research and development	2,699	2,766	11,205	11,736
Sales and marketing	3,639	3,649	14,196	12,961
General and administrative	2,887	2,997	12,399	12,819
Amortization of intangible assets	461	464	3,426	1,967
Impairment of goodwill	161	0	161	0
Restructuring charges	778	0	1,630	0

Total operating expenses	10,625	9,876	43,017	39,483

OPERATING INCOME (LOSS)	(1,774)	1,885	(5,756)	4,104
Other income, net	504	927	3,287	1,666

INCOME (LOSS) BEFORE INCOME TAXES	(1,270)	2,812	(2,469)	5,770
Expense (benefit) for income taxes	(450)	817	(901)	1,158

NET INCOME (LOSS)	($820)	$1,995	($1,568)	$4,612

Net Income (Loss) per Share:
Basic	($0.05)	$0.11	($0.09)	$0.25
Diluted	($0.05)	$0.11	($0.09)	$0.25

Weighed Average Shares:
Basic	16,820	18,154	17,737	18,159
Diluted	16,820	18,412	17,737	18,389

Cash dividend per share	$0.05	$0.04	$0.20	$0.16

PCTEL, INC.

P&L INFORMATION BY SEGMENT (unaudited)

(in thousands)

	Three Months Ended December 31, 2015				Year Ended December 31, 2015
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

REVENUES	$16,675	$9,506	($43)	$26,138	$69,579	$37,255	($219)	$106,615

GROSS PROFIT	4,838	4,000	13	8,851	20,426	16,803	32	37,261

OPERATING INCOME (LOSS)	$675	($8)	($2,441)	($1,774)	$5,040	($298)	($10,498)	($5,756)

	Three Months Ended December 31, 2014				Year Ended December 31, 2014
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

REVENUES	$19,924	$9,535	($64)	$29,395	$72,333	$35,113	($282)	$107,164

GROSS PROFIT	6,183	5,572	6	11,761	22,818	20,743	26	43,587

OPERATING INCOME (LOSS)	$2,078	$2,184	($2,377)	$1,885	$7,357	$7,333	($10,586)	$4,104

Reconciliation of GAAP to non-GAAP Results (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (a)

		Three Months Ended December 31,		Year Ended December 31,
		2015	2014	2015	2014

	Operating Income (Loss)	($1,774)	$1,885	($5,756)	$4,104

(a)	Add:
	Amortization of intangible assets
	-Cost of Goods Sold	595	0	595	0
	-Operating expenses	461	464	3,426	1,967
	Impairment of goodwill	161	0	161	0
	Restructuring:
	-Cost of Goods Sold	42	0	288	0
	-Restructuring	778	0	1,630	0
	TelWorx investigation:
	-General & Administrative	7	580	107	1,266
	Legal settlement:
	-General & Administrative	0	0	0	75
	Stock Compensation:
	-Cost of Goods Sold	125	111	369	426
	-Engineering	175	150	419	658
	-Sales & Marketing	(132)	170	238	661
	-General & Administrative	304	267	838	1,530

		2,516	1,742	8,071	6,583

	Non-GAAP Operating Income	$742	$3,627	$2,315	$10,687

	% of revenue	2.8%	12.3%	2.2%	10.0%

Reconciliation of GAAP net loss to non-GAAP net income (b)

		Three Months Ended December 31,		Year Ended December 31,
		2015	2014	2015	2014

	Net Income (Loss)	($820)	$1,995	($1,568)	$4,612

	Adjustments:
(a)	Non-GAAP adjustment to operating income	2,516	1,742	8,071	6,583
(b)	Other income related to SEC investigation of TelWorx	(1)	(908)	(102)	(1,568)
(b)	Legal Settlement - Amendment to Nexgen APA	(500)	0	(3,160)	0
(b)	Legal Settlement - other	0	0	0	(75)
(b)	Income Taxes	(584)	161	(1,322)	(770)

		1,431	995	3,487	4,170

	Non-GAAP Net Income	$611	$2,990	$1,919	$8,782

	Non-GAAP Earning per Share:
	Basic	$0.04	$0.16	$0.11	$0.48
	Diluted	$0.04	$0.16	$0.11	$0.48

	Weighed Average Shares:
	Basic	16,820	18,154	17,737	18,159
	Diluted	16,969	18,412	18,257	18,389

This schedule reconciles the Company’s GAAP operating loss and GAAP net loss to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.
(b)	These adjustments include the items described in footnote (a) as well as other income for insurance claims related to the SEC investigation of TelWorx, legal settlements, and non-cash income tax expense.

Reconciliation of GAAP To non-GAAP SEGMENT INFORMATION (unaudited) (a)

(in thousands except per share information)

	Three Months Ended December 31, 2015				Year Ended December 31, 2015
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

Operating Income (Loss)	$675	($8)	($2,441)	($1,774)	$5,040	($298)	($10,498)	($5,756)

Add:
Amortization of intangible assets
-Cost of Goods Sold	39	556	0	595	39	556	0	595
-Operating expenses	156	305	0	461	811	2,615	0	3,426
Impairment of goodwill	0	161	0	161	0	161	0	161
TelWorx investigation:
-General & Administrative	0	0	7	7	0	0	107	107
Restructuring:
-Cost of Goods Sold	42	0	0	42	288	0	0	288
-Restructuring charges	755	23	0	778	1,293	337	0	1,630
Stock Compensation:
-Cost of Goods Sold	28	97	0	125	82	287	0	369
-Engineering	49	126	0	175	104	315	0	419
-Sales & Marketing	88	(220)	0	(132)	261	(23)	0	238
-General & Administrative	(18)	70	252	304	(12)	113	737	838

	1,139	1,118	259	2,516	2,866	4,361	844	8,071

Non-GAAP Operating Income (Loss)	$1,814	$1,110	($2,182)	$742	$7,906	$4,063	($9,654)	$2,315

	Three Months Ended December 31, 2014				Year Ended December 31, 2014
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

Operating Income (Loss)	$2,078	$2,184	($2,377)	$1,885	$7,357	$7,333	($10,586)	$4,104

Add:
Amortization of intangible assets	260	204	0	464	1,151	816	0	1,967
TelWorx investigation:
-General & Administrative	0	0	580	580	0	0	1,266	1,266
Legal settlement:
-General & Administrative	0	0	0	0	0	0	75	75
Stock Compensation:
-Cost of Goods Sold	58	53	0	111	215	211	0	426
-Engineering	64	86	0	150	292	366	0	658
-Sales & Marketing	129	41	0	170	530	131	0	661
-General & Administrative	54	31	182	267	256	129	1,145	1,530

	565	415	762	1,742	2,444	1,653	2,486	6,583

Non-GAAP Operating Income (Loss)	$2,643	$2,599	($1,615)	$3,627	$9,801	$8,986	($8,100)	$10,687

This schedule reconciles the Company’s GAAP operating income (loss) by segment to its non-GAAP operating income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.